UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

November 8, 2006
Date of report (Date of earliest event reported)

LIGHTING SCIENCE GROUP CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-20354	23-2596710
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

2100 McKinney Avenue, Suite 1555, Dallas, Texas 75201
(Address of principal executive offices)

(214) 382-3630
(Registrant’s telephone number, including area code)

________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD

Lighting Science Group Corporation published a press release dated November 1, 2006 announcing that Ron Lusk, Chairman & CEO, and Robert Warshauer, President, will make a presentation at the Pacific Growth Equities Conference on November 8, 2006 at 2:30 PM. The conference was held at the W Hotel in San Francisco.

A copy of the materials (in the form of a PowerPoint presentation) presented at the conference may be found on the web site of Lighting Science Group Corporation (www.lsgc.com) in the investor section at the following URL: http://www.pxgp.com/sec/2006_PacGrowth_Presentation.pdf. The audio portion of the presentation is also available in the investor section of the Lighting Science Group Corporation web site or the following URL: http://www.corporate-ir.net/ireye/confLobby.zhtml?ticker=LSGP&item_id=1415395.

Note: Information in this report furnished pursuant to Item 7 shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this current report shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933, as amended. The furnishing of the information in this current report is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information this current report contains is material investor information that is not otherwise publicly available.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press release dated November 1, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lighting Science Group Corporation
By: /s/ Ronald E. Lusk
Date: November 9, 2006	- - - - - - - - - - - - - - - - - - - - - - - - - - - - -
Ronald E. Lusk
Chairman of the Board and Chief Executive Officer